Exhibit 1(b)

                   MERRILL LYNCH FUNDS FOR INSTITUTIONS SERIES

                       Amendment to Declaration of Trust

      The undersigned certify that they constitute the majority of the Trustees of Merrill Lynch Funds For Institutions Series, a Massachusetts business trust (the "Trust"), and that pursuant to and in accordance with a resolution adopted by a majority of the Board of Trustees and consented to by the holder of all of the issued and outstanding shares of beneficial interest of the Trust pursuant to Section 11.3 of the Trust's Declaration of Trust, dated May 7, 1987 (the "Declaration"), Section 6.1 of the Declaration is hereby amended to read as follows:

            6.1. Beneficial Interest. The interest of the beneficiaries hereunder shall be divided into transferable shares of beneficial interest with par value $.01 per share. The number of such shares of beneficial interest authorized hereunder is unlimited. All Shares issued hereunder, including, without limitation, Shares issued in connection with a dividend in Shares or a split of Shares, shall be fully paid and nonassessable.


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      IN WITNESS  WHEREOF,  the undersigned have signed this instrument and have caused a duplicate original to be lodged among the records of the Trust as of this 11th day of December, 1989.

/s/ Robert W. Crook                    /s/ David Almy
----------------------------------     ----------------------------------
Robert W. Crook as Trustee             David Almy, as Trustee and
   and not Individually                   not Individually

/s/ Terry K Glenn                      /s/ Charles C. Cabot, Jr.
----------------------------------     ----------------------------------
Terry K Glenn, as Trustee              Charles C. Cabot, Jr., as
   and not Individually                   Trustee and not Individually

/s/ John W. Oswald                     /s/ Todd Goodwin
----------------------------------     ----------------------------------
John W. Oswald, as Trustee             Todd Goodwin, as Trustee and
   and not Individually                   not Individually

/s/ Charles M. Williams                /s/ George W. Holbrook, Jr.
----------------------------------     ----------------------------------
Charles M. Williams, as                George W. Holbrook, Jr., as
   Trustee and not Individually           Trustee and not Individually